UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

PROPHASE LABS, INC.

(Name of Registrant as Specified in Its Charter)

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April 21, 2016

Dear Stockholder:

You are invited to attend ProPhase Labs, Inc.’s Annual Meeting of Stockholders on May 24, 2016, at 4:00 p.m. Eastern Time, at Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022. The meeting will start promptly at 4:00 p.m.

Whether or not you plan to attend in person, your vote is important and you are encouraged to vote promptly. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you then attend the Annual Meeting, you may revoke your Proxy and vote in person.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Very truly yours,

/s/ Ted Karkus
Ted Karkus
Chairman of the Board of Directors
and Chief Executive Officer

ProPhase Labs, Inc.
621 N. Shady Retreat Road
Doylestown, PA 18901

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
to be held May 24, 2016

TO THE STOCKHOLDERS OF PROPHASE LABS, INC.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of ProPhase Labs, Inc. (the “Company”), a Delaware corporation, will be held at Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022, on May 24, 2016, at 4:00 p.m., Eastern Time, for the following purposes:

(1)	To elect as directors the nominees named in the proxy statement to serve as our board of directors for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

(2)	To consider and act upon a proposal to approve an amendment and restatement of our Amended and Restated 2010 Equity Compensation Plan to increase the number of shares issuable thereunder by seven hundred thousand (700,000) shares;

(3)	To ratify the appointment of EisnerAmper LLP as independent auditors for the year ending December 31, 2016;

(4)	To approve the advisory (non-binding) resolution regarding the compensation of our named executive officers; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 14, 2016, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Any stockholder may revoke a Proxy at any time prior to its exercise by filing a later-dated Proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Annual Meeting.

IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE SHARES TO THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ Ted Karkus
Ted Karkus
Chairman of the Board of Directors
and Chief Executive Officer

Doylestown, PA

April 21, 2016

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

ProPhase Labs, Inc.

621 N. Shady Retreat Road

Doylestown, PA 18901

ANNUAL MEETING OF STOCKHOLDERS
to be held May 24, 2016

- i -

ProPhase Labs, Inc.
621 N. Shady Retreat Road
Doylestown, PA 18901

PROXY STATEMENT

April 21, 2016

This proxy statement (this “Proxy Statement”) is being furnished in connection with the solicitation of proxies (“Proxies” or if one, a “Proxy”) by the Board of Directors (the “Board”) of ProPhase Labs, Inc. (the “Company”) for use at the 2016 Annual Meeting of Stockholders of the Company to be held at Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, NY 10022, on May 24, 2016, at 4:00 p.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 621 N. Shady Retreat Road, Doylestown, PA 18901. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is April 21, 2016.

At the Annual Meeting, the following proposals will be presented to the stockholders for approval:

(1)	To elect as directors the nominees named in this Proxy Statement to serve as our board of directors for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

(2)	To consider and act upon a proposal to approve an amendment and restatement of our Amended and Restated 2010 Equity Compensation Plan (the “2010 Plan”) to increase the number of shares issuable thereunder by seven hundred thousand (700,000) shares;

(3)	To ratify the appointment of EisnerAmper LLP as independent auditors for the year ending December 31, 2016;

(4)	To approve the advisory (non-binding) resolution regarding the compensation of our named executive officers; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE SHARES TO THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING TO BE HELD ON MAY 24, 2016

The Notice of Meeting, Proxy Statement, Proxy Card and 2015 Annual Report are available on the internet at:
http://www.astproxyportal.com/ast/07814/

Only stockholders of record at the close of business on April 14, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 17,080,776 shares of common stock, par value $0.0005 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting is required for a quorum.

If you hold shares of our Common Stock registered in your name at our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are a stockholder of record. If you hold shares of Common Stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.” If you are a stockholder of record, AST is sending these proxy materials to you directly. If you hold shares in “street name,” these materials are being sent to you by the broker, bank or similar institution through which you hold your shares.

Attendance at the Annual Meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver’s license, in order to attend the Annual Meeting in person. In addition, if you hold shares of Common Stock in “street name” and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on April 14, 2016, the Record Date for the Annual Meeting. However, those who hold shares in “street name” cannot vote their shares at the meeting without a legal proxy. If your shares are held in “street name” in a brokerage account by a bank, broker or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the bank, broker, or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If you give your Proxy but do not include specific instructions on how to vote, the individuals named as Proxies will vote your shares as follows:

●	FOR the election of the board of directors’ nominees for director;

●	FOR the amendment and restatement of our 2010 Plan to increase the number of shares issuable thereunder by seven hundred thousand (700,000) shares;

●	FOR the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm; and

●	FOR the approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers.

If other matters are properly presented at the meeting, the individuals named as Proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However, our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the meeting. The execution of a Proxy will in no way affect a stockholder’s right to attend the Annual Meeting and to vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time prior to the Annual Meeting by written notice of revocation given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting, by execution and delivery of a subsequent Proxy, or by voting in person at the Annual Meeting.

Broker Non-Votes and Abstentions

If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your Proxy will not be voted on that matter, but will count toward the establishment of a quorum. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not be voted on that matter. The nominees may vote shares without instruction only on matters deemed “routine,” such as the ratification of the appointment of the independent auditors (Proposal #3). Uninstructed brokers do not have discretionary voting power for the election of directors (Proposal #1), an increase in the number of shares issuable under our 2010 Plan (Proposal #2), or the shareholder advisory vote on executive compensation (Proposal #4) and, accordingly, if you do not provide voting instructions to the broker, bank or other nominee that holds your shares for you, they will not be voted for or against the election of directors, the increase in the number of shares issuable under our 2010 Plan, or the advisory vote on executive compensation.

The inspectors of election will treat shares represented by Proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Abstentions and broker non-votes are included for purposes of determining whether a quorum is present, however, abstentions are considered “entitled to vote” whereas broker non-votes are not. A majority of shares present in person or represented by proxy and entitled to vote are required to approve each of the following: the proposal to approve an increase in the number of shares issuable under our 2010 Plan (Proposal #2), the ratification of the appointment of the independent auditors (Proposal #3), and the shareholder advisory vote on executive compensation (Proposal #4). Therefore, for each such proposal, an abstention will have the same effect as a vote “Against.” Broker non-votes, however, do not technically constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of votes cast and whether stockholder approval of the matter has been obtained.

Copies of the Company’s Annual Report containing audited financial statements of the Company for the year ended December 31, 2015, are being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

PROPOSAL 1 - ELECTION OF BOARD OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The directors are elected by a plurality of the votes cast by stockholders. The Company’s Bylaws state that the number of directors constituting the entire Board shall be determined by resolution of the Board. The number of directors currently fixed by the Board is six.

No Proxy may be voted for more people than the number of nominees listed below. Shares represented by all Proxies received by the Board and not marked to vote against or to withhold authority to vote for any individual director will be voted “FOR” the election of all the nominees named below (unless one or more nominees becomes unable or unwilling to serve). All of the nominees have indicated their willingness to serve if elected, but if any should become unable or unwilling to stand for election, Proxies may be voted for a substitute nominee designated by the Board. No nominations for directors were received from stockholders and no other candidates are eligible for election as directors at the Annual Meeting.

The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the nominees for election to the Board:

Name	Position	Age	Initial Year in Office
Ted Karkus	Chairman of the Board and Chief Executive Officer	56	2009
Jason Barr	Director	36	2015
Mark Burnett	Director	56	2009
Louis Gleckel, MD	Director	60	2009
Mark Leventhal	Director	67	2009
James McCubbin	Director	52	2009

TED KARKUS has been the Chairman of the Board and the Chief Executive Officer of the Company since June 2009. Mr. Karkus was formerly the managing member of Forrester Financial, LLC, a management consulting firm founded by Mr. Karkus in 2001. Forrester Financial LLC provided a wide range of services to emerging-growth companies, including the structuring and raising of working capital as well as assisting management in developing operational, marketing and financial strategies. Mr. Karkus was instrumental in assisting the turnaround of ID Biomedical, an influenza vaccine manufacturer, which in 2005 was sold to GlaxoSmithKline plc for over $1.4 billion. Mr. Karkus has twenty-five years of experience in securities and capital markets including two years with Fahnestock & Co. Inc., a full-service brokerage firm, where he was Senior Vice President, Director of Institutional Equities, and four years at S.G. Warburg, an investment bank, where he was an institutional equity salesman and developed a large network of institutional investors. Mr. Karkus graduated with an MBA from Columbia University Graduate School of Business in 1984 where he received Beta Gamma Sigma honors. He graduated Magna Cum Laude from Tufts University in 1981.

Mr. Karkus brings extensive financial structuring as well as operational and marketing strategy experience to our Board, including successful restructuring and turn-around scenarios in the pharmaceutical industry. These skills, as well as Mr. Karkus’ experience as our Chairman and Chief Executive Officer, along with his deep knowledge of and genuine interest in our Company, management skills and business savvy, and his performance as a Board member of the Company, led the Board to conclude that he should be nominated to serve another term as a director.

JASON M. BARR has been a member of our Board since June 2015 and currently serves as a member of the Governance and Nominating Committee and as the chairman of the Compensation Committee. Mr. Barr is the Senior Deputy General Counsel, Senior Vice President & Corporate Secretary of SFX Entertainment, Inc., a producer of live events, media and entertainment content focused on electronic music. Prior to his role at SFXE, Mr. Barr was a corporate and securities attorney at Reed Smith LLP in New York City, from 2007 to 2013, where he represented SFXE in its formation and initial public offering and served as the Company’s outside counsel for approximately two years. Mr. Barr graduated from Suffolk University Law School in 2007 and received his bachelor’s degree from Dickinson College in 2002.

Mr. Barr brings to our Board knowledge and expertise with corporate finance, commercial law, regulatory matters including SEC reporting compliance, corporate governance, and mergers and acquisitions. This legal background, business experience, independence, and his knowledge of the Company from his experience as its counsel, and his performance as a Board member, chairman of the Compensation Committee and member of the Governance and Nominating Committee, led the Board to conclude that he should be nominated to serve as a director.

MARK BURNETT has been a member of our Board since June 2009 and currently serves as a member of our Compensation Committee and chairman of the Audit Committee. Mr. Burnett is the Executive Vice President and Chief Executive Officer for MercBloc, LLC, which he co-founded in 2007. MercBloc, LLC is a financial services administrator that has raised more than $500 million for investment from over 70 high net-worth individuals. Mr. Burnett is also the managing member of Fuse Capital, LLC, which is a private securities trading and investment company. Since 1996, Mr. Burnett has also been in the business of building residential homes in the Nassau County region of Long Island, New York. For over 25 years, he has maintained a seat on the New York Mercantile Exchange, having started his career trading heating oil and crude oil futures contracts. He is a member of NYMEX and currently holds memberships in the Chicago Climate Futures Exchange and the Intellectual Property Exchange International. Mr. Burnett graduated from the State University of New York at Stony Brook in 1981.

Mr. Burnett brings to our Board financial expertise including financial structuring, capital raising and investment experience as well as experience in running a company. This financial background, business experience, independence, and his performance as a Board member and the chairman of the Audit Committee and member of the Compensation Committee, led the Board to conclude that he should be nominated to serve another term as a director.

LOUIS GLECKEL, MD, has been a member of our Board since June 2009 and currently serves as a member of our Compensation Committee and chairman of our Governance and Nominating Committee. In 1997, Dr. Gleckel co-founded ProHealth Care Associates, a comprehensive state of the art multi-specialty physician group practice with offices in Long Island and Bronx, New York. At ProHealth, he is the Division Chief of Cardiology and Internal Medicine specializing in Preventative Cardiology, Metabolic Syndrome and Internal Medicine with particular emphasis on high-risk patients with complications from diabetes and heart disease. He was named to New York Magazine’s Best Doctors list for three years, New York Metro Area Best Doctors list for fourteen years and the 2008 Nassau County Best Doctors list. For over ten years Dr. Gleckel has been a team physician for the New York Jets and New York Islanders as well as for the tennis players at the US Open. Dr. Gleckel also served as Chairman of the Board of Invicta Corporation, a development stage company that designed, manufactured and marketed photochromic eyeglass lenses, for approximately four years until his resignation in February 2005.

Dr. Gleckel brings to the Board extensive knowledge of the medical, pharmaceutical and related industries as a distinguished doctor, as well as experience in successful business development and board service. This experience, as well as his independence and his performance as a Board member, member of our Compensation Committee, and chairman of our Governance and Nominating Committee, led the Board to conclude that he should be nominated to serve another term as a director.

MARK LEVENTHAL has been a member of our Board since June 2009 and currently serves as a member of both the Audit Committee and the Governance and Nominating Committee. In 1974, he joined The Beacon Companies, LLP, a family business that developed office buildings, hotels, retail and multi-family housing throughout the United States. Some of his projects in the Boston area included: Rowes Wharf consisting of 100 luxury condos, 400,000 square feet of office space, a 230 room hotel, and a marina; One Post Office Square consisting of 750,000 square feet of office space; three additional hotels including the Meridian Hotel; and over 2,500 multifamily housing units in and around Boston. Many of these properties formed the foundation for Beacon Properties, a REIT which was listed on the New York Stock Exchange in 1994. Beacon Properties was subsequently sold to Equity Office Properties, an owner and operator of a national portfolio of office buildings, for approximately $4.4 billion in 1997. Since that time, Mr. Leventhal has continued to invest in real estate in Massachusetts, Rhode Island and Connecticut. Mr. Leventhal holds a Bachelor’s degree in Civil Engineering from Northeastern University.

Mr. Leventhal brings to the Board more than thirty years of business and financial expertise. This experience, as well as his independence and his performance as a Board member and member of our Audit and Governance and Nominating Committees, led the Board to conclude that he should be nominated to serve another term as a director.

JAMES MCCUBBIN has been a member of our Board since June 2009 and currently serves as a member of our Audit Committee. He is the Executive Vice President and Chief Financial Officer of WidePoint Corporation, a NYSE MKT listed corporation. He also serves on WidePoint’s Board of Directors and is its Secretary and Treasurer. WidePoint is a leading provider of Identity Access Management and Multi-Factor Authentication solutions offering advanced information technology through its solutions to the government and commercial markets. Mr. McCubbin was promoted to Executive Vice President and Chief Financial Officer of WidePoint in May 2008. Prior to that time, from August 1998 till May 2008, Mr. McCubbin served as WidePoint’s Vice President and Chief Financial Officer. Prior to that time, from December 1997 to August 1998, Mr. McCubbin served as WidePoint’s Vice President, Controller, Assistant Secretary and Treasurer. Prior to the commencement of his employment with WidePoint in November 1997, Mr. McCubbin held various financial consulting, management, and/or staff positions with several companies in the financial and government sectors, including but not limited to, Memtec America Corporation, a continuous microfiltration water technology company, McBee Consulting, a healthcare consulting firm, Martin Marietta, presently known as Lockheed Martin, a multinational aerospace manufacturer and advanced technology company, and Ernst & Young, an international auditing and accounting firm. Mr. McCubbin previously served on the Board of Directors of Tianjin Pharmaceutical Company, resigning in June 2012. Tianjin engages in the development, manufacture, marketing, and sale of traditional Chinese medicines and other pharmaceuticals in the People’s Republic of China. Mr. McCubbin served as Tianjin’s Chairman of its Audit Committee and served on its Nominating Committee and Compensation Committee. Mr. McCubbin was on the Board of Directors of Redmile Entertainment, a worldwide developer and publisher of interactive entertainment software, and served as its Audit Committee Chairman until his resignation on March 1, 2008. Mr. McCubbin provides financial consulting services to small cap companies and has served on and assisted various Boards of Directors over the past ten years. Mr. McCubbin is a graduate of the University of Maryland with a Bachelor of Science Degree in Finance and a Master’s Degree in International Management.

Mr. McCubbin brings to our Board financial expertise and is qualified as an audit committee financial expert, as well as a wealth of experience as an officer and director of public companies. This experience, as well as his independence and his performance as a Board member and member of our Audit Committee, led the Board to conclude that he should be nominated to serve another term as a director.

Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

Corporate Governance

The Company’s corporate governance serves to ensure that certain members of the Board are independent from management and that the Board adequately performs its function to ensure that the interests of the Board and management are in alignment with the interests of the stockholders.

The Board has adopted Corporate Governance Guidelines to promote effective governance of the Company. The Corporate Governance Guidelines are available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Governance Overview.”

On an annual basis, each director and executive officer is required to complete a Director and Officer Questionnaire. Within this questionnaire are requirements for disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material conflict of interest.

The Company has established a whistleblower policy by which confidential complaints may be raised anonymously within the Company. Employees that wish to submit complaints confidentially should submit an anonymous written complaint directly to Compliance Officer, James McCubbin. Complaints submitted through this confidential process that involve the Company’s accounting, auditing, and internal auditing controls and disclosure practices will be presented to the Audit Committee. The policy is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Whistleblower Policy”.

The Company maintains an insider trading policy that provides that the Company’s personnel may not buy, sell or engage in other transactions in the Company’s stock while aware of material non-public information and that restricts trading in Company securities for a limited group of Company employees (including executive officers and directors) to defined window periods that follow our quarterly earnings releases. The policy is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Securities Trades.”

Code of Conduct

We have adopted a code of conduct that applies to all members of our Board and all employees of the Company, including the Chief Executive Officer, Chief Financial Officer, and other senior financial officers. The Code of Conduct is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Code of Conduct.” We have not granted any waivers under this policy to any of our directors or executive officers. Any waiver will be disclosed in accordance with The NASDAQ Stock Market (“NASDAQ”) requirements.

Director Independence

As required by NASDAQ listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NASDAQ listing standards.

Based on these standards, upon the recommendation of our Governance and Nominating Committee, the Board has affirmatively determined that each of our non-employee director nominees is “independent,” as defined by the current rules under the listing standards of NASDAQ. Thus, five of our six directors are independent under the listing standards of NASDAQ. Mr. Karkus is not considered independent because he is an employee of the Company. Additionally, our Board has affirmatively determined that each of Mark Burnett, James McCubbin, and Mark Leventhal is “independent” as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”) regarding audit committee independence. We currently have a fully independent Compensation Committee, Governance and Nominating Committee, and Audit Committee.

Certain Relationships and Related Transactions

In accordance with the terms of the charter of our Audit Committee, the Audit Committee must review and approve the terms and conditions of all related party transactions. Although we have not entered into any transactions with any related parties since the start of fiscal 2015 that require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, if we were to do so in the future, any such transaction would need to be approved by the Audit Committee. There are no family relationships among any of the Company’s directors or executive officers.

Board Structure and Risk Oversight

Our governance structure combines the roles of principal executive officer and Board Chairman. Mr. Karkus has served as both Chairman and CEO of the Company since June 2009. The Board believes there are important advantages to Mr. Karkus serving in both roles at this time, and may revisit this structure at its discretion in the future. Mr. Karkus is the director most familiar with our Company’s business and industry and is best situated to propose the Board’s agendas and lead Board discussions on important matters. Mr. Karkus provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Another advantage is the clarity of leadership provided by one person representing the Company to employees, stockholders and other stakeholders. The Board has not named a lead independent director.

Our independent directors have executive sessions at which only independent directors are present in connection with regularly scheduled board meetings, and no less than twice a year.

Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board of Directors, which has responsibility for general oversight of risks, and through delegation to the Audit Committee. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

In addition, our Board monitors our exposure to a variety of risks through our Audit Committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department and the independent auditors, our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Pursuant to the Audit Committee Charter, such discussions should also include our exposure to counterparties or other institutions which we believe are at risk of significant financial distress.

Certain Legal Proceedings

None of our directors or executive officers, nor any associate of such individual, are involved in a material legal proceeding adverse to us or any of our subsidiaries or our joint ventures.

Nominations for Directors

In selecting candidates for appointment or re-election to the board of directors, the Governance and Nominating Committee of the Board (the “Nominating Committee”) considers the following criteria:

●	Personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community.

●	Experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, educational, or large not-for-profit organizations. The Nominating Committee may also seek directors who are widely recognized as leaders in the fields of medicine or the biological sciences and manufacturing or business generally, including those who have received awards and honors in their field.

●	Financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance.

●	Possess the fundamental qualities of intelligence, perceptiveness, fairness, and responsibility.

●	Ability to critically and independently evaluate business issues, contributing a diverse perspectives or viewpoints, and making practical and mature judgments.

●	A genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director.

●	No conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its stockholders.

●	Current ownership of Common Stock of the Company, or a willingness to acquire shares of Common Stock, to further align the interests of non-employee directors with the interests of the Company’s stockholders.

Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management. Diversity of background, including gender, race, ethnic or national origin, age, and experience in business, government, education, international experience and other areas relevant to the Company’s business are factors in the selection process. As a company, we are committed to creating and sustaining a culture of inclusion and fairness. In addition, the Nominating Committee reviews the qualifications of the directors to be appointed to serve as members of the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under NASDAQ rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations must be submitted to the Nominating Committee in accordance with Article 2.14 of the Company’s Bylaws to the Secretary at the Company’s principal executive office. For a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must provide timely notice and certain information about the stockholder and the nominee. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive office of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting, or, if such meeting is announced later than the ninetieth (90th) day prior to the date of such meeting, not later than the tenth (10th) day following the day on which public disclosure (as defined in Article 2.14 of the Bylaws) of the date of such annual meeting was first made.

Information must be provided for (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert. Each such person must provide (A) the name and address of such person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the Company’s securities, as set out in the Company’s Bylaws.

In addition, each director nominee must provide the same information, as well as all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such nominating stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and a completed and signed questionnaire, provided by the Company’s Secretary relating to any voting commitments. The Company may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

Meetings and Committees of the Board of Directors

For the fiscal year ended December 31, 2015, there were six (6) meetings of the Board. Each of the directors attended, in person or by telephone, more than 75% of the meetings of the Board and the committees on which he served.

The independent members of the Board met in executive session on two (2) occasions during 2015.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Stockholders. All of the directors attended the 2015 Annual Meeting of Stockholders in person.

The Company has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.

The current members of the Audit Committee are Mark Burnett, James McCubbin, and Mark Leventhal. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Mr. Burnett serves as Chairman of the Audit Committee. The Board has determined that the all of the current members of the Audit Committee meet the independence requirements of the NASDAQ listing standards and that Mr. McCubbin qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Additionally, our Board has affirmatively determined that each of Mark Burnett, James McCubbin, and Mark Leventhal is “independent” as defined by the applicable rules of the Securities and Exchange Commission regarding audit committee independence. The Audit Committee reviews, analyzes and makes recommendations to the Board with respect to the Company’s accounting policies, internal controls and financial statements, consults with the Company’s independent registered public accountants, and reviews filings containing financial information of the Company to be made with the SEC. The Audit Committee met four (4) times during 2015. The Audit Committee operates under a written charter adopted by the Board in 2002 which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Audit Committee Charter.”

The members of the Compensation Committee are Jason Barr, Dr. Louis Gleckel, and Mark Burnett. Mr. Barr serves as chairman of the Compensation Committee. The Board has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the NASDAQ listing standards for Compensation Committee members. The Compensation Committee reviews and approves the salary and all other compensation of officers of the Company, including non-cash benefits, incentive-based awards and equity-based awards. The Compensation Committee also administers the Company’s Amended and Restated 2010 Equity Compensation Plan and the 2010 Directors’ Equity Compensation Plan. The Compensation Committee may form subcommittees and delegate authority to such subcommittees or to one or more of its members when appropriate. The Compensation Committee has the authority to engage consultants. The Compensation Committee met four (4) times during 2015. The Compensation Committee operates under a written charter adopted by the Board in June 2014 which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Compensation Committee Charter.”

The members of the Nominating Committee are Mark Leventhal, Dr. Louis Gleckel, and Jason Barr. Dr. Gleckel serves as chairman of the Nominating Committee. The Board has determined that the Nominating Committee consists entirely of directors who meet the independence requirements of the NASDAQ listing standards. The Nominating Committee is responsible for developing and recommending criteria for selecting new directors and oversees evaluations of the Board and committees of the Board. The Nominating Committee has the responsibility to oversee the Company’s Corporate Governance Guidelines and propose changes to such guidelines from time to time as may be appropriate. The Nominating Committee met one (1) time during 2015. The Nominating Committee operates under a written charter adopted by the Board in February 2010 which is available on our website at www.ProPhaseLabs.com under “Investor Relations — Corporate Governance and Policies — Governance and Nominating Committee Charter.”

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board by writing to such director(s) or to the whole Board, care of the Corporate Secretary, ProPhase Labs, Inc., 621 N. Shady Retreat Road, Doylestown, PA 18901. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee reviews and approves the salary and all other compensation of our executive officers (as defined in Rule 16a-1(f) under the Exchange Act), including non-cash benefits and incentive-based and equity-based awards. None of the Compensation Committee members was an officer or employee of the Company at any time prior to December 31, 2015, or had any relationship requiring disclosure under the caption “Certain Relationships and Related Transactions.” No executive officer of the Company served on any other entity’s compensation committee or other committee performing similar functions during the fiscal year.

EXECUTIVE OFFICERS

The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the current executive officers of the Company:

Name	Position	Age
Ted Karkus	Chairman of the Board and Chief Executive Officer	56
Robert V. Cuddihy, Jr.	Executive Vice President, Chief Operating Officer and Chief Financial Officer	56

TED KARKUS has been the Chairman of the Board and the Chief Executive Officer of the Company since June 2009. Mr. Karkus was formerly the managing member of Forrester Financial, LLC, a management consulting firm founded by Mr. Karkus in 2001. Forrester Financial LLC provided a wide range of services to emerging-growth companies, including the structuring and raising of working capital as well as assisting management in developing operational, marketing and financial strategies. Mr. Karkus was instrumental in assisting the turnaround of ID Biomedical, an influenza vaccine manufacturer, which in 2005 was sold to GlaxoSmithKline plc for over $1.4 billion. Mr. Karkus has twenty-five years of experience in securities and capital markets including two years with Fahnestock & Co. Inc., a full-service brokerage firm, where he was Senior Vice President, Director of Institutional Equities, and four years at S.G. Warburg, an investment bank, where he was an institutional equity salesman and developed a large network of institutional investors. Mr. Karkus graduated with an MBA from Columbia University Graduate School of Business in 1984 where he received Beta Gamma Sigma honors. He graduated Magna Cum Laude from Tufts University in 1981.

ROBERT V. CUDDIHY, JR. has over twenty years of experience as the Chief Operating Officer and/or Chief Financial Officer of three public companies, including iDNA Inc., which focused on corporate communications, and HMG Worldwide Corporation, which focused on retail, planning and merchandising. Mr. Cuddihy has been the Chief Operating Office of the Company since July 2009 and the Chief Financial Officer of the Company since April 2011. He served as Chief Financial Officer and Treasurer of iDNA Inc. from September 2001 through February 2009 and Secretary from January 2003 through February 2009. From July 1987 to March 2001, Mr. Cuddihy was the Chief Financial Officer and Chief Operating Officer of HMG Worldwide Corporation, and also served as a director of such entity from February 1998 to May 2001. During 2009 and 2010, Mr. Cuddihy served as the President of Shannon Hill Associates, providing due diligence, financial structuring, operational analysis and transaction negotiation services for M&A, restructurings and divestitures. From July 1981 to July 1987, Mr. Cuddihy was with KPMG Peat Marwick, Certified Public Accountants, where he last served as a senior audit manager. Mr. Cuddihy graduated with a bachelor’s degree in accounting from Franklin and Marshall College in 1981.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total compensation paid or accrued for the years ended December 31, 2015 and 2014 to our CEO and our other most highly compensated executive officer who was serving as an executive officer on December 31, 2015. We refer to these officers as our “named executive officers.”

Summary Compensation Table for 2015

Name and Principal Position	Year	Salary($)	Bonus (1)($)	Stock Awards (1) (2)($)	Option Awards (2)($)	All Other Compen-sation (3)($)	Total($)
Ted Karkus Chairman of the Board and	2015	675,000	160,000	—	—	25,600	860,600
Chief Executive Officer	2014	675,000	30,000	139,000	—	23,750	867,750

Robert V. Cuddihy, Jr. Chief Financial Officer,	2015	350,000	85,000	—	—	25,600	460,600
Executive Vice President and Chief Operating Officer	2014	350,000	85,000	—	23,531	23,750	482,281

(1)	Bonuses were paid in recognition of services rendered.

(2)	The amounts in this column were calculated based on the grant date fair value of the Common Stock, in accordance with FASB ASC Topic 718. For a discussion of the assumptions and accounting for option awards and stock awards, please see note 6 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2015, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 29, 2016.

(3)	The value of attributable personal benefits for each named executive officer of the Company, including vehicle allowances, and matching contributions in the Company’s 401(k) defined contribution plan.

Compensation Philosophy

Our Compensation Committee believes that the most effective compensation program should:

●	attract and retain talented executives who will lead us through the challenges that we may face and put us in a position to grow and succeed;

●	motivate our executives to achieve short-term, medium-term and long-term financial and strategic goals;

●	reward our executives for the achievement of individual and corporate objectives; and

●	align the interests of management with those of the stockholders by providing incentives for superior performance that improves shareholder value.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term, medium-term and long-term incentive compensation. This approach provides our Compensation Committee the ability to evaluate the compensation package from year to year with the flexibility to configure allocations and amounts in a manner that aligns closely with shareholder interests. The Compensation Committee considers our corporate performance, individual performance, and the economic environment in general and in our industry when it makes compensation decisions. The Compensation Committee uses these factors, in conjunction with its overall compensation philosophy, when it determines compensation to be awarded to the named executive officers during a fiscal year.

While we do not have any policy for the proportion of compensation that should be allocated as cash or non-cash, or short or long-term, we have historically paid our named executive officers a greater percentage of their total compensation as base salary. This is due to market factors in our industry and the specific situations facing our Company. It is important for us to retain the services of our talented and experienced executive team through market fluctuations. In addition, our named executive officers were hired during a difficult time for our Company – our net sales had been on the decline for a number of years, and we were in the process of initiating litigation against certain former officers and directors of the Company. It has been important, as our named executive officers have steered the Company through these difficulties, to provide a certain amount of fixed compensation that would give some assurances as to the level of compensation that they would earn. We have utilized annual bonus awards to reward results or extraordinary efforts, which motivates the named executive officers to produce positive short-term results. We grant stock options and other stock-based awards which align the long-term interests of our named executive officers to the interests of our shareholders by making our named executive officers stakeholders and tying their long-term interests to our success.

In 2009, the Company hired a compensation consultant to review and recommend compensation for our named executive officers. Since then, our Compensation Committee has not used a third-party compensation consultant, and does not specifically benchmark the compensation of our executives to the pay of other executives in companies of similar size in our industry. We believe that benchmarking executive pay would not be appropriate given the unique challenges that are faced by each company of our size in our industry. However, we do check the level of our executives’ compensation against the compensation of other companies in our industry in general, and believe that the level of compensation our executives receive is within the range of compensation paid to other executives in our industry. We use these compensation checks to ensure that our executives are being appropriately rewarded and to discourage a move to a competitor during a challenging time.

Regarding most compensation matters, the Chief Executive Officer’s responsibility is to provide recommendations to the Compensation Committee based on an analysis of market standards and trends and an evaluation of the contribution of each executive officer to the Company’s performance. Our Compensation Committee considers, but retains the right to accept, reject or modify such recommendations. Neither the Chief Executive Officer nor any other member of management is present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer is not present when decisions with respect to his compensation are made.

Consideration of Advisory Stockholder Vote on Executive Compensation

On May 6, 2013, at our annual meeting of stockholders, our stockholders overwhelmingly approved, on a non-binding advisory basis, the compensation of the Company’s executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the compensation tables and related narrative disclosure contained in our 2013 Proxy Statement (the “Say on Pay Vote”). The Compensation Committee appreciates and values the views of our shareholders.

As the Compensation Committee evaluated the Company’s compensation practices in 2013, 2014 and 2015, the Compensation Committee was mindful of the strong support our stockholders expressed by the 2013 Say on Pay Vote. In light of this strong level of support of the overall pay practices, and of the general effectiveness of our long standing compensation policies, the Board and the Compensation Committee do not currently intend to make any specific changes to our executive compensation program for 2016. The results of the 2016 Say on Pay Vote (Proposal 4)will serve as an additional tool to assist the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

Also at the annual meeting on May 6, 2013, our stockholders expressed a preference that our Say on Pay Vote occur every three years. In accordance with the results of this vote, the Board of Directors determined to implement a Say on Pay Vote every three years. Therefore, the next Say on Pay Vote will be held at our 2019 annual meeting of stockholders. The next required vote on the frequency of shareholder votes on the compensation of executives will also be held at our 2019 annual meeting of stockholders.

Elements of Compensation

Subject to variation where appropriate, the elements of compensation to named executive officers include:

●	base salary, which is determined on an annual basis and is generally set forth in employment agreements with our executives;

●	annual cash incentive compensation, which is awarded by our Compensation Committee on a discretionary basis, determined based on the Company and individual performance in the applicable fiscal year; and

●	long-term incentive compensation in the form of options and other stock-based awards.

Base Salary and Annual Bonus

Cash compensation for our named executive officers consists of base salary and an annual bonus pursuant to the terms of their respective employment agreements. Base salaries are an integral component of our total compensation program, and setting base salaries at competitive levels helps us to attract and retain senior executives. Base salary is the only fixed component of compensation for our executives. The base salaries for our executive officers are set in their employment agreements, which were determined based on the Compensation Committee’s evaluation of the competitive marketplace, the salaries of our other executives, and the scope of each executive’s responsibilities. The base salaries of our named executive officers were set at the level deemed necessary to secure their employment for an extended period and to appropriately reward them for the multiple roles that they play in our Company; our named executive officers are our Company’s only two executive officers, and as such, each holds more than one title and is responsible for multiple parts of our business.

Our annual bonus opportunity is intended to incentivize the achievement of our short-term goals. On an annual basis, generally in mid-December, our Compensation Committee assesses the individual performance of each of our named executive officers and the performance of the Company and determines the appropriate annual bonus award, if any, for our named executive officers. We do not use pre-established targets for the annual bonus award because market factors that affect our Company’s performance are unpredictable, and thus it would be difficult to set goals at the beginning of the fiscal year that would appropriately motivate our named executive officers throughout the year. By basing the annual incentive on assessments made at the end of the year of the performance of the individual executives and the Company, and occasionally making mid-year determinations where the circumstances warrant an immediate reward, we can take all market factors into account and reward our named executive officers appropriately for their performance.

In 2015, the Compensation Committee determined to award a $160,000 cash bonus to the Chief Executive Officer and $85,000 to the Chief Financial Officer, after reviewing both Company and individual performance for the year. The Compensation Committee determined that these were appropriate bonuses based on, among other matters, (i) building the Cold-EEZE® brand for the long-term, (ii) innovating new products within and outside the cough/cold category, including the TK Supplements line, and (iii) managing certain litigation and arbitration matters during the year.

Equity-Based Awards.

Our Compensation Committee believes that equity-based participation provides the named executive officers a strong economic interest in maximizing stock price appreciation over the long term. Equity-based awards are made pursuant to the Company’s equity incentive plans. Our primary stock-based employee compensation plan, the Amended and Restated 2010 Equity Compensation Plan (the “2010 Plan”), was initially approved by our Board and stockholders in May 2010, and was amended by our Board and stockholders in May 2013 to increase the number of available shares in the 2010 Plan by 700,000.

We regard the 2010 Plan as a key retention tool. Retention serves as a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. In addition, our Compensation Committee considers cost to the Company in determining the form of award, as well as our desire to have equity awards drive and reward performance over an extended period of time in order to promote long-term value for our stockholders, and to be an integral part of a competitive compensation program. Our Compensation Committee believes that stock options, restricted shares and stock grants are the best forms of award to achieve these goals, as stock options are designed to deliver value to executives only if our stock price increases over the value at the time of grant, and restricted shares and stock grants provide compensation that fluctuates with our stock price.

In determining the size of an option, restricted stock or stock grant to a named executive officer, both upon initial hire and on an ongoing basis, our Compensation Committee considers competitive market factors, the size of the equity incentive plan pool, cost to the Company, the level of equity held by the executive and by other officers, and individual contribution to corporate performance. In particular, the Compensation Committee considers the level of grant it deems necessary to appropriately reward the named executive officers for the multiple roles that they play in our Company; as noted above, our named executive officers are our Company’s only two executive officers, and as such, each holds more than one title and is responsible for multiple parts of our business. Although there is no set target level for holding options or stock ownership, our Compensation Committee recognizes that the equity-based component ensures additional focus by the named executive officers on stock price performance, enhances executive retention, and aligns the interests of the named executive officers with the interests of our stockholders. Accordingly, the exercise price of stock options is tied to the fair market value of our Common Stock on the date of grant. A grant of stock options typically will vest over a two to three year period, although the Compensation Committee may at times determine that a fully vested award is appropriate.

There is no set formula for the granting of awards to individual executives or employees. The number of options awarded may vary up or down from prior year awards, based on the Compensation Committee’s review and consideration of the above-listed goals and factors. Mr. Cuddihy was awarded incentive stock options in December, 2014 as compensation for 2014. The 2014 award to Mr. Cuddihy was an incentive stock option to purchase 40,000 shares of our Common Stock, with an exercise price of $1.39 per share, which was fully vested on the date of grant; no 2014 stock option award was granted to Mr. Karkus. Neither Mr. Karkus nor Mr. Cuddihy were awarded incentive stock options as compensation for 2015.

In keeping with our executive compensation program and philosophy for incentivizing the performance of our named executive officers, as noted above, our Compensation Committee has used grants of stock, including restricted stock. Such grants are intended to reinforce the alignment of interests of our named executive officers with those of our stockholders, as the value of the awards granted thereunder is linked to the value of our Common Stock, which, in turn, is indirectly attributable to the individual performance of our named executive officers. In fiscal 2015, we did not grant any stock options, restricted stock awards or stock grants to Mr. Karkus or Mr. Cuddihy. In December 2014, the Compensation Committee of the Board of Directors granted Mr. Karkus 100,000 shares of Common Stock under the 2010 Plan valued at $139,000 as payment for a portion of his fiscal 2014 bonus. No restricted stock award or stock grant was made to Mr. Cuddihy in fiscal 2014. The Compensation Committee believes that stock ownership by our named executive officers is the best way to align their interests with the interests of our stockholders. Mr. Karkus was granted fully vested shares in recognition of his service during the prior fiscal year, and in order to incentivize him to continue to build value for our stockholders over the long term.

Defined Contribution Plan

In 1999, the Company implemented a 401(k) defined contribution plan for its employees. The 401(k) plan is the Company’s primary retirement benefit for its employees, including its executives. For executive officers, as well as all other employees, the Company makes a contribution to the plan annually based on the amount of the employee’s 401(k) plan contributions and compensation. The contribution to the plan by the Company consists of a 50% match of the employee’s contribution, up to $10,600 per person, per annum. The Company’s total contribution to the 401(k) plan in 2015 for its named executive officers, in the aggregate, was approximately $21,200. Company contributions to the Company’s 401(k) plan are included in the Summary Compensation Table as “Other Compensation.”

The Company does not provide its executive officers with any type of defined benefit retirement benefit or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan.

Perquisites and Other Personal Benefits

The Company provides executives with limited personal benefits. The Compensation Committee reviews annually the levels of personal benefits provided to the executives. Medical and dental insurance is provided to each executive, along with all other eligible employees, subject to the same terms and conditions, including premium payments, that apply to all other eligible employees. Life and disability insurance is provided to each executive at no cost to the executive. All such welfare benefits terminate at the time each executive is no longer employed with the Company or as otherwise provided in the applicable employment agreement (except as otherwise required by continuation coverage laws).

Employment Agreements

On May 29, 2015, the Company entered into new employment agreements with each of Ted Karkus, Chairman and Chief Executive Officer of the Company, and Robert V. Cuddihy, Jr., Chief Financial Officer and Chief Operating Officer of the Company. The employment agreements superseded previous employment agreements with Messrs. Karkus and Cuddihy, effective January 1, 2015. The employment agreements were modified to include voluntary decreases in the amounts payable to our executive officers in the event of termination by the Company without Cause, or a resignation by the executive for Good Reason (as such terms are defined in the Employment Agreements) and to include a provision acknowledging compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Each employment agreement was approved by our Board of Directors. Copies of the employment agreements are included as Exhibits 99.1 and 99.2, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on June 1, 2015.

Under his employment agreement with the Company, Mr. Karkus agreed to an annual base salary of $675,000 as Chief Executive Officer. He is eligible to receive an annual increase in base salary and may be awarded a bonus in the sole discretion of the Compensation Committee, and also will receive regular benefits routinely provided to other senior executives of the Company.

Under his employment agreement with the Company, Mr. Cuddihy agreed to an annual base salary of $350,000 as Chief Financial Officer and Chief Operating Officer. Mr. Cuddihy is eligible to receive an annual increase in base salary and may be awarded a bonus in the sole discretion of the Compensation Committee, and also will receive regular benefits routinely provided to other senior executives of the Company.

Clawback Provision

The amended and restated employment agreements include a clawback provision applicable to the named executive officers, which was also included in the January 2015 employment agreements. Specifically, in the event certain conditions are satisfied, namely, if:

●	a mandatory restatement of the Company’s financial results occurs while the Company remains publicly traded and is attributable to misconduct or wrongdoing by the individual executive;

●	the executive has received payment of a cash bonus or has been issued any Company shares as a bonus within three (3) years preceding the mandatory restatement; and

●	the amount of such cash bonus or share grant was calculated and awarded pursuant to a specific financial formula, and the cash bonus or share grant would have been diminished based on the restated financial results had the financial formula been applied using the restated financial results;

then the executive is required to remit to the Company the amount by which the original cash bonus or share grant would have been diminished, net of taxes originally paid. However, if the net effect of the restatement is effectively neutral to the Company over the applicable time periods, then no clawback amount will be due from the executive.

Payments upon Termination or Change in Control

Our employment agreements with our named executive officers also provide for payments upon certain terminations and change in control benefits. The Compensation Committee provides our named executive officers with termination benefits in order to attract and retain talented executives in a marketplace where such benefits are commonly provided as a part of a competitive compensation package. Change in control termination benefits also ensure that the named executive officers make decisions based on the good of the stockholders, and will retain their drive and focus in the event of a change in control of the Company, even if it means that they would lose their jobs as a result. The level of severance benefits in Messrs. Karkus and Cuddihy are based on a multiple of base salary only, rather than base and bonus as is typical in the market. The Compensation Committee determined that a multiple of bonus would not be appropriate since our bonus is generally discretionary at this time and payable only on an ad hoc basis upon short-term achievements. The Compensation Committee believes that the base salary multiple is set at an appropriate level given the lack of bonus inclusion, as well as in light of our compensation program goals of retention and the provision of a competitive compensation package.

Under their employment agreements, in the event of the termination by the Company of the employment of Mr. Karkus or Mr. Cuddihy for “Cause” or due to voluntary resignation without a Good Reason (as such terms are defined in their respective employment agreements), no severance benefits become payable. If Mr. Karkus or Mr. Cuddihy are terminated by the Company for any reason other than termination for Cause or due to a voluntary resignation by either executive without Good Reason (as defined in the agreements), then Mr. Karkus will be paid a severance payment 1.5 times his base salary (decreased from 2.5 times his base salary in his prior employment agreement) (“Mr. Karkus Severance”) and Mr. Cuddihy will be paid a severance payment 1.5 times his base salary (“Mr. Cuddihy Severance”). For each of the Mr. Karkus Severance and the Mr. Cuddihy Severance, one-half of such severance payment will be paid as a lump sum in cash and the remaining one-half paid in 12 equal consecutive, monthly installments commencing on the first business day of the month following the effective date of the termination. In addition, Messrs. Karkus and Cuddihy, and their eligible dependents, will be entitled to Company-paid COBRA continuation coverage premiums under the Company welfare plans, for a period of up to 18 months. Notwithstanding the above, if termination is due to death or disability, then any cash severance payment will only be made to the extent that the proceeds are payable to the Company through a “key man” life, disability or similar insurance policy.

Additionally, if Mr. Karkus or Mr. Cuddihy, within twenty four (24) months after or within 180 days prior to, or otherwise in contemplation of, a Change in Control (as defined in the agreements) of the Company, is terminated without Cause (other than due to death or disability) or due to a voluntary resignation by him with Good Reason, then in lieu of the cash severance described above, the executive will instead receive a one-time severance payment in cash equal to the greater of (x) One Million Five Hundred Thousand Dollars ($1,500,000) (decreased from $2,500,000 in his prior employment agreement), for Mr. Karkus, or Nine Hundred Thousand Dollars ($900,000) (decreased from $1,000,000 in his prior employment agreement), for Mr. Cuddihy, and (y) 199 percent (decreased from 299 percent in the prior employment agreements) of his average annual total Form W-2 compensation for the three calendar years immediately preceding the date of termination.

In the event of termination without Cause or due to a voluntary resignation by either executive with Good Reason, stock options and/or restricted stock held by Mr. Karkus or Mr. Cuddihy, as applicable, will automatically vest concurrently with such termination of employment.

As a condition to Messrs. Karkus and Cuddihy receiving any termination or severance benefit contemplated by their respective employment agreements, each of Mr. Karkus and Mr. Cuddihy has agreed to execute and deliver to the Company a separation agreement and general release to, among other things, release and discharge the Company from claims arising out of such executive officer’s employment relationship with the Company or the termination of that relationship. In addition, neither the Company nor the executive officer may disparage to any third party the professional or personal reputation or character of the other.

Excise Tax Gross-Ups Eliminated

Prior to the January 2015 agreements, our employment agreements for Messrs. Karkus and Cuddihy provided the right to receive a tax gross-up payment in the event that payments payable or benefits provided to the named executive officer would become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The amended and restated employment agreements eliminate this right. We do not provide for tax reimbursement payments or gross-ups related to a change in control. If any payments payable or benefits provided to the named executive officer would become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or to any similar tax imposed by state or local law, then the aggregate amount of payments payable to the named executive officer will be reduced to the aggregate amount of payments that may be made without incurring such excise tax, provided that such reduction will only be imposed if the aggregate after-tax value of the payments retained by the executive (after giving effect to such reduction) is equal to or greater than the aggregate after-tax value (after giving effect to the excise tax) of the payments without any such reduction.

Outstanding Equity Awards at Fiscal Year End for 2015

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
Ted Karkus	600,000	(1)			1.00	12/15/2017	—	—
	100,000	(2)	—	(2)	1.65	12/18/2019

Robert V. Cuddihy, Jr.	200,000	(3)	—	(3)	1.00	12/15/2017	—	—
	120,000	(4)	—	(4)	1.65	12/18/2019
	40,000	(5)	—	(5)	1.39	12/18/2021

(1)	Award of 600,000 options was granted December 15, 2010 with a six-year vesting period measured from the date of grant, and as such, one-sixth of these options vests on each of the six annual anniversaries of the date of grant. In December 2014, the option vesting period was accelerated such that the full 600,000 share grant was fully vested as of December 15, 2014.

(2)	Award of 100,000 options was granted December 19, 2013 with a two-year vesting period measured from the date of grant, and as such, these options are fully vested.

(3)	Award of 200,000 options was granted December 15, 2010 with a four-year vesting period measured from the date of grant, and as such, these options are fully vested.

(4)	Award of 120,000 options was granted December 19, 2013 with a two-year vesting period measured from the date of grant, and as such, these options are fully vested.

(5)	Award of 40,000 options was granted December 20, 2014, which was fully vested on the date of grant.

Director Compensation for 2015

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Jason Barr	$19,484	-	$19,484
Mark Burnett	$36,000	-	$36,000
Mark Frank(2)	$16,516	-	$16,516
Louis Gleckel, MD	$36,000	-	$36,000
Mark Leventhal	$36,000	-	$36,000
James McCubbin	$36,000	-	$36,000

(1)	Our employee directors do not receive director fees. Accordingly, Mr. Ted Karkus, a director and the Chairman of the Board and the Chief Executive Officer of the Company, is not entitled to, and did not receive, any compensation for his service on the Board.

(2)	Mark Frank did not to stand for re-election at the 2015 Annual Meeting. Jason Barr was elected by our stockholders at the 2015 Annual Meeting to fill Mr. Frank’s vacancy on the Board.

In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company. Each non-employee director receives a quarterly Board fee of $9,000, paid quarterly promptly following the close of each quarter, pro-rated for partial service. Non-employee directors do not receive additional fees for attendance at Board or committee meetings.

We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending Board and Committee meetings. Non-employee directors do not participate in any Company nonqualified deferred compensation plan and we do not pay any life insurance policies for the directors. Any director who is an employee of the Company is not entitled to compensation for service as a Board member.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with respect to shares of common stock that may be issued under our equity compensation plans issued as of December 31, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,713,000	(1)	$1.21	167,467	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,713,000		$1.21	167,467

(1)	Consists of options issued under our 1997 Stock Option Plan and 2010 Plan.

(2)	Includes 19,659 shares under our 2010 Plan and 147,808 shares under our 2010 Directors’ Equity Compensation Plan.

SECURITY OWNERSHIP

The following table sets forth information regarding ownership of our Common Stock as of April 14, 2016, or earlier date for information based on filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of our Common Stock, (b) each director and nominee for director of the Company, (c) the company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing previously in this Proxy Statement and (d) all directors and executive officers as a group. Unless otherwise indicated, the address of each person or entity listed below is the Company’s principal executive office.

Name of Beneficial Owners	Common Stock Beneficially Owned(1)	Percent of Class
5% Stockholders
BML Investment Partners, L.P. (2)	2,322,627	13.6%
Officers and Directors
Ted Karkus(3)	3,374,588	19.0%
Mark Burnett	310,808	1.8%
Louis Gleckel, MD	79,235	*
Mark Leventhal(4)	1,061,980	6.2%
James McCubbin	31,829	*
Robert V. Cuddihy, Jr.(5)	491,324	2.8%
Jason Barr	12,100	*
ALL DIRECTORS AND EXECUTIVE OFFICERS
(Seven Persons)	5,361,864	29.6%

* Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 (“Rule 13d-3”) under the Exchange Act, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3 based on 17,080,776 shares outstanding on April 14, 2016 and includes options or other rights to subscribe for shares of Common Stock which are exercisable within sixty (60) days of April 14, 2016.

(2)	Based on information of beneficial ownership as of March 3, 2015, included in a Schedule 13D filed with the Securities and Exchange Commission on March 9, 2015, which reports the 2,322,627 shares of common stock with shared voting power and shared dispositive power. BML Capital Partners, L.P.’s address is 65 E Cedar – Suite 2, Zionsville, IN 46077.

(3)	Includes 2,674,588 shares and options to purchase 700,000 shares that are vested and exercisable.

(4)	Includes 180,000 shares owned by the Mark S & Donna R Leventhal Family Foundation Inc., a charitable foundation, which is controlled by Mr. Leventhal and his wife. Mr. Leventhal disclaims beneficial ownership of such 180,000 shares except to the extent of his pecuniary interest therein.

(5)	Includes 131,324 shares and options to purchase 360,000 shares that are vested and exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal 2015, all reports of ownership and changes in ownership applicable to its executive officers and directors were filed on a timely basis.

Audit Committee Report

The members of the Audit Committee are Messrs. Burnett, McCubbin, and Leventhal, who are independent directors and meet the eligibility standards for audit committee service under the rules of NASDAQ. The Board has determined that Mr. McCubbin is an audit committee financial expert, as defined under SEC rules.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and the Company’s internal control over financial reporting. The independent registered public accounting firm of EisnerAmper LLP is responsible for performing an independent audit of the Company’s consolidated financial statements. Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the registered public accounting firm.

In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2015;

2.	The Audit Committee has discussed with representatives of EisnerAmper LLP the matters required to be discussed by the Statement on Auditing Standards, No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board;

3.	The Audit Committee also has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence;

4.	The Audit Committee also has considered whether the provision by EisnerAmper LLP of non-audit services to the Company is compatible with maintaining EisnerAmper LLP’s independence; and

5.	The Audit Committee also has instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Audit Committee

Mark Burnett, Chairman
James McCubbin
Mark Leventhal

The foregoing report of the Audit Committee shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, nor shall such report be incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under such Acts except to the extent that the Company specifically incorporates such report by reference.

Audit and Non-Audit Fees

The table set forth below lists the fees billed to the Company by EisnerAmper LLP for audit services rendered in connection with the audits of our consolidated financial statements for the years ended December 31, 2015 and 2014, and fees billed for other services rendered by EisnerAmper LLP during these periods.

Description	2015	2014
Audit fees(1)	$204,750	$194,250
Audit related fees Tax fees	—	—
All other fees	—	—
Total	$204,750	$194,250

(1)	Comprised of the audit of our annual financial statements and reviews of our quarterly financial statements.

The Audit Committee reviews and pre-approves all audit and non-audit services to be provided by the independent auditor (other than with respect to the de minimis exceptions permitted under applicable law). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

PROPOSAL 2 - APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2010 PLAN

On March 28, 2016, our Board approved an amendment to our Amended and Restated 2010 Equity Compensation Plan (the “2010 Plan”) which, if approved by our stockholders, will increase the number of shares of our Common Stock reserved for issuance under the 2010 Plan by 700,000 shares from 2,500,000 shares to 3,200,000 shares. The amendment is incorporated into the attached Amended and Restated 2010 Equity Compensation Plan (the “Restated Plan”), which amends and restate in its entirety our 2010 Plan

Since the 2010 Plan’s adoption at the 2010 annual meeting of stockholders, the Company granted most of the shares initially authorized under the 2010 Plan in the course of making initial grants to a then new senior management team and bolstering its sales and research teams. As of March 31, 2016, there remained 19,659 shares of Common Stock available for future issuance under the 2010 Plan, which our Board has determined to be insufficient for the Company’s growth.

Because grants under the 2010 Plan are within the discretion of the Compensation Committee at various future dates, it is not possible as of the date of this Proxy Statement to accurately determine future benefits that will be received by our executive officers and other plan participants.

In setting the amount of shares proposed to be added to the 2010 Plan, our Compensation Committee and the Board also considered the total amount of awards outstanding under existing grants and available for new awards, as well as our burn rate over the past three years. The Company had outstanding, as of March 31, 2016, grants of 1,713,000 stock options (3,750 of which are unvested) issued under the 2010 Plan, 19,659 shares of Common Stock available for new awards under the 2010 Plan, and 147.808 shares available for new awards under the 2010 Directors’ Equity Compensation Plan. Accordingly, approximately 1,880,808 outstanding and available awards currently represent dilution to our outstanding shares of approximately 9.9%. With the additional 700,000 shares that would be available for awards under the 2010 Plan as proposed to be amended, outstanding and newly available awards would represent dilution to our outstanding shares of approximately 13.1%.

Burn rate measures the usage of shares for the 2010 Plan as a percentage of our outstanding shares. We did not issue any awards under the 2010 Plan in fiscal 2015. For fiscal 2014 and fiscal 2013, our burn rate was 1.64% and 3.07%, respectively. Our Compensation Committee believes that 700,000 additional shares is appropriate at this time to allow us to grant awards over the next three years.

The Company believes that it has a strong business model and that it will continue to achieve improved financial operations and results in future years. In order to achieve this future success, the Company will need to attract, retain and motivate key personnel and potential hires. The Board believes that equity-based compensation will continue to be essential to permit the Company to successfully continue the pursuit of these objectives. Accordingly, the Board has proposed an amendment to the 2010 Plan to permit the continued issuance by the Company of equity-based compensation.

The Restated Plan as proposed is otherwise unchanged from the 2010 Plan as approved by the stockholders, except for (i) the increase in the total authorized shares thereunder, (ii) the change of governing law and the Company’s state of organization following our successful conversion to Delaware in 2015, and (iii) conforming changes. The principal features of the Restated Plan include:

●	No Discount Stock Options: The 2010 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the Company’s stock on the date of grant.

●	No Repricing of Stock Options: The 2010 Plan prohibits the repricing of stock options without stockholder approval.

●	Independent Committee Administration: The 2010 Plan will be administered by the Compensation Committee of the Board, whose members satisfy the independence requirements of Rule 10A-3(b)(1) of the Exchange Act, and are “outside directors” as defined under Section 162(m) of the Code, “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, and “independent directors” as required by NASDAQ.

●	No Evergreen Feature: The 2010 Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the 2010 Plan.

●	No Transfer for Value: Participants are not permitted to transfer awards for value under the 2010 Plan.

●	Material Amendments to the Plan Require Stockholder Approval: The 2010 Plan provides that a material amendment to the 2010 Plan will not be effective unless approved by the Company’s stockholders.

A description of the Restated Plan is included below. It is not a complete statement of the Restated Plan. The full text of the Restated Plan, as amended and restated to incorporate the proposed increase in the number of shares, is annexed as Exhibit A to to this Proxy Statement, a copy of which is also available at the SEC’s website located at www.sec.gov. If approved by our stockholders, the Restated Plan will be effective on the date of the Annual Meeting, May 24, 2016.

Purpose. The purpose of the Restated Plan is to aid us and our affiliates in recruiting and retaining key employees of outstanding ability and to motivate those employees to exert their best efforts on our behalf and the behalf of our affiliates by providing incentives through the granting of options and stock based compensation, to relate employees’ compensation more closely to the Company’s performance and its stockholders’ interests, and to increase employees’ stock ownership in the Company.

Eligibility. All of the Company’s employees, including employees who are officers, and our directors are eligible to participate in the Restated Plan. Consultants and advisors who perform services for the Company are also eligible to participate in the Restated Plan. As of March 31, 2016, the Company had five non-employee directors and approximately 55 employees, which include two executive officers. In addition, the Company routinely utilizes varying levels of consultants and advisors to conduct its normal business operations.

Shares Subject to the Plan. The 2010 Plan currently authorizes the issuance of an aggregate of 2,500,000 shares as of March 31, 2016. As of March 31, 2016, there are 19,659 shares presently issuable under the 2010 Plan. If the Restated Plan is approved by our stockholders, the number of shares authorized for issuance shall be increased by 700,000 shares from 2,500,000 shares to 3,200,000.

Administration. The Restated Plan is administered by the “Committee,” which is the Compensation Committee or such other committee of our Board to which the Board has delegated power. The Committee is authorized to interpret the Restated Plan to establish, amend and rescind any rules and policies relating to the Restated Plan and to make any other determinations that it deems necessary or advisable for the administration of the Restated Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Restated Plan in the manner and to the extent the Committee deems necessary or advisable. The Committee shall have the full power and authority to establish the terms and conditions of any award consistent with the provisions of the Restated Plan and, except with respect to the provisions prohibiting repricing of any award granted under the Restated Plan, to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Determinations made by the Committee need not be uniform and may be made selectively among participants in the Restated Plan.

Limitations. No award may be granted under the Restated Plan after the seventh anniversary of the effective date (as defined therein), but awards theretofore granted may extend beyond that date.

Options. The Committee may grant non-qualified stock options and incentive stock options, which shall be subject to the terms and conditions as set forth in the Restated Plan, the related option agreement and any other terms, not inconsistent therewith, as determined by the Committee; provided that all stock options granted under the Restated Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our Common Stock underlying such stock options on the date an option is granted (other than in the case of options granted in substitution of previously granted options), and all stock options that are intended to qualify as incentive stock options will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The maximum term for stock options granted under the Restated Plan will be seven years from the initial date of grant. The purchase price for the shares as to which a stock option is exercised shall be paid to us, to the extent permitted by law (i) in cash or its equivalent at the time the stock option is exercised, (ii) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Committee, so long as the shares shall have been held for no less than six months (or such other period established by the Committee in order to avoid adverse accounting treatment), (iii) partly in cash and partly in shares (as described above), (iv) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (v) to the extent the Committee shall provide in the option agreement or otherwise, through net settlement in shares.

Other Stock-Based Awards. In addition to stock options, the Committee may grant or sell awards of shares of Common Stock, including performance-based awards of restricted shares. Prior to the payment of any performance-based award, the Committee, or its delegate, will certify that the applicable performance goals have been met. In connection with such certification, the Committee, or its delegate, may decide to pay amounts, which are less than the award otherwise payable for achievement of the applicable performance goals; provided that the Committee shall have the authority to waive any applicable performance goal. In the event the applicable performance goals are not waived by the Committee, payment of an award to a participant will occur only after certification and will be made as determined by our Committee in its sole discretion after the end of the applicable performance period.

Effect of Certain Events on Restated Plan. In the event of any change in the outstanding shares of our Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange or change in capital structure, any distribution to stockholders of Common Stock other than regular cash dividends or any similar event, the Committee without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Common Stock or other securities that may be issued as set forth in the Restated Plan or pursuant to outstanding awards; provided that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made. Except as otherwise provided in an award agreement or otherwise determined by the Committee, in the event of a Change of Control (as defined below) or similar corporate transaction (whether or not involving a permitted holder), with respect to any outstanding award then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions, the Committee shall accelerate, vest, or cause the restrictions to lapse with all or any portion of an award, and may (i) cancel award for fair value (as determined in the sole discretion of the Committee), which, in the case of stock options, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of shares subject to such stock options over the aggregate exercise price of such stock options, (ii) provide for the issuance of substitute awards, or (iii) provide that the stock options shall be exercisable for all shares subject thereto for a period of at least 10 days prior to the Change of Control and that upon the occurrence of the Change of Control, the stock options shall terminate and be of no further force or effect. For the avoidance of doubt, the Committee may cancel stock options for no consideration if the fair market value of the shares subject to such options is less than or equal to the aggregate exercise price of such stock options.

For purposes of the Restated Plan, a Change of Control means the occurrence of any of the following events: (i) the sale or disposition of all or substantially all of the assets of the Company, (ii) any person or group (other than certain permitted holders) is or becomes the holder of more than 30% of the total voting power of the voting stock of the Company, (iii) a reorganization, recapitalization, merger or consolidation involving the Company, unless securities representing more than 50% or more of the combined voting power of the Company are held in substantially the proportion as prior to such corporate transaction, or (iv) the individuals comprising our Board at the beginning of any two-year period together with any new directors whose election or nomination was approved by such individuals no longer constitute a majority of the Board in office at the end of the two-year period.

Nontransferability of Awards. Unless otherwise determined by the Committee, an award will not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution.

Federal Income Tax Consequences. The current United States federal income tax treatment of options under the Restated Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the Restated Plan. Tax laws are subject to change. Each award holder should consult with his or her personal tax advisor concerning the application of the general principles discussed below to his or her own situation and the application of other tax laws.

Nonqualified Stock Options

There generally are no federal income tax consequences upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the underlying stock on the date of exercise. Any gain or loss realized on disposition of shares purchased upon exercise of a nonstatutory stock option is treated as a capital gain or loss for federal income tax purposes. The capital gain tax rate will depend on the length of time the participant holds the shares and other factors. The Company generally is entitled to a corresponding federal income tax deduction.

If a participant surrenders shares underlying a nonqualified stock option to pay the exercise price, such person recognizes no gain or loss on the surrendered shares, and his or her basis and holding period for the surrendered shares continues to apply to that number of new shares equal to the surrendered shares. To the extent that the number of shares received upon the exercise of the option exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon exercise, is includible in gross income. The basis in the excess shares equals the sum of the cash paid upon the exercise of the stock option plus any amount included in the exercising person’s gross income as a result of the exercise.

Incentive Stock Options

There generally are no federal income tax consequences upon the grant of an incentive stock option. A recipient does not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price is included in alternative minimum taxable income.

Income is recognized upon the sale of stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the person recognizes long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company is not entitled to any corresponding tax deduction.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), the gain recognized on the disposition is taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and, generally, the Company is entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income is long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant surrenders shares received upon the exercise of a prior incentive stock option to pay the exercise price of any option within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise price results in income (or loss) to the participant and, to the extent of recognized income, a tax deduction for the Company. If a participant surrenders the shares after the holding period requirements are met, or if a participant surrenders shares that were not received upon the exercise of an incentive stock option, the participant recognizes no gain or loss on the surrendered shares, and the basis and the holding period for the surrendered shares continues to apply to that number of new shares that is equal to the surrendered shares. The holding period for purposes of determining whether a participant has a disqualifying disposition for the new shares when the participant sells the shares begins on the date the shares were exercised. To the extent that the number of shares received exceeds the number of shares surrendered, the basis in the excess shares equals the amount of cash, if any, paid for such excess shares and the holding period with respect to the excess shares begins on the date the shares were exercised.

Tax Withholding

The Company has the right to deduct from all grants or other compensation payable to a participant any taxes required to be withheld with respect to grants under the Restated Plan. The Company may require that a participant pay to it the amount of any required withholding. The Committee may permit a participant to satisfy the Company’s tax withholding obligation with respect to a grant by having shares withheld. However, the value of shares withheld may not exceed the minimum required tax withholding amount.

Amendment and Termination. The Committee may amend, alter or discontinue the Restated Plan, but no amendment, alteration or discontinuation shall be made which, (i) without the approval of our stockholders, would (except as provided in the Restated Plan in connection with adjustments in certain corporate events), increase the total number of shares of our Common Stock reserved for the purposes of the Restated Plan or change the maximum number of shares of Common Stock for which awards may be granted to any participant, or (ii) without the consent of a participant, would materially adversely impair any of the rights or obligations under any award theretofore granted to the participant under the Restated Plan; provided, however, that the Committee may amend the Restated Plan in such manner as it deems necessary to permit the granting of award meeting the requirements of the Code or other applicable laws, including, without limitation, to avoid adverse tax consequences to us or any participant. In no event may the Committee or any other entity reprice any option or substitute and outstanding option for a new option with a lower exercise price.

Required Vote

The number of votes cast “FOR” must be a majority of shares present in person or represented by proxy and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2010 PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE AMENDMENT AND RESTATEMENT OF THE 2010 PLAN UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of our Audit Committee, the Board has appointed EisnerAmper LLP as the Company’s independent public auditor for the fiscal year ending December 31, 2016. Although the selection of auditor does not require ratification, the Board has directed that the appointment of EisnerAmper LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. A representative of EisnerAmper LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

Required Vote

The number of votes cast “FOR” must be a majority of shares present in person or represented by proxy and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY IN 2016. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide stockholders with an advisory vote on the compensation of our named executive officers as disclosed herein. Accordingly, we are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the compensation tables and related narrative disclosures in this Proxy Statement. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” vote. Please read the executive compensation section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2015 compensation of our named executive officers.

Our compensation program is designed to reward each individual named executive officer’s contribution to the advancement of our overall performance and execution of our goals, ideas and objectives. It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting our core values and ambitions. This in turn aligns the interest of our executive officers with the interests of our stockholders, and thus with our interests.

Our Compensation Committee and our Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of ProPhase Labs, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative disclosures in this Proxy Statement.”

As an advisory vote, this proposal is not binding on the Company, and will not require us to take any action or overrule any decisions we have made. Furthermore, because this advisory vote primarily relates to compensation that has already been paid or contractually committed to our named executive officers, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the compensation of named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Required Vote

The number of votes cast “FOR” must be a majority of shares present in person or represented by proxy and entitled to vote.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE FOREGOING RESOLUTION. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

OTHER INFORMATION

Attending the Annual Meeting

The Annual Meeting will take place at the offices of Reed Smith LLP, 599 Lexington Avenue, 22nd Floor, New York, New York 10022, on May 24, 2016, at 4:00 p.m., Eastern Time. This location is in Manhattan at the intersection of Lexington Avenue and 53rd Street. If you have questions about attending the Annual Meeting, please contact Investor Relations by phone at (215) 345-0919.

Stockholder Proposals

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting, or, if such meeting is announced later than the ninetieth (90th) day prior to the date of such meeting, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.

Other than a proposal made pursuant to Rule 14a-8, each stockholder making a proposal must provide, (A) the name and address of such person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the Company’s securities, as set out in the Company’s Bylaws.

Other than with respect to a proposal made pursuant to Rule 14a-8, as to each item of business that the stockholder proposes to bring before the annual meeting, such stockholder must provide (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing stockholders or (y) between or among any proposing stockholder and any other record or beneficial holder of the shares of any class or series of the Company (including their names) in connection with the proposal of such business by such stockholder.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder proposals is available to stockholders from the Secretary of the Company upon written request and an electronic copy of which is available at the SEC’s website located at www.sec.gov. For business or nominations intended to be brought to the 2017 Annual Meeting of Stockholders, the notice deadline is prior to February 23, 2017 but not earlier than January 24, 2017. Stockholder proposals or director nominations submitted outside these dates may not be presented at the 2017 Annual Meeting of Stockholders.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2017 Annual Meeting of Stockholders must submit such proposals to the Company by December 22, 2016. Please address such proposals to: Secretary, ProPhase Labs, Inc., 621 N. Shady Retreat Road, Doylestown, PA 18901.

Expenses and Solicitation

All expenses in connection with this solicitation will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

Householding of Proxy Materials

In some cases, only one copy of this Proxy Statement and our 2015 Annual Report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2015 Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. To obtain a separate copy of our Proxy Statement and our 2015 Annual Report, send such request Robert V. Cuddihy, Jr., Chief Operating Officer, at our offices located at 621 N. Shady Retreat Road, Doylestown, Pennsylvania 18901.

Other Business

The Board knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to Proxies in respect to any such business in the best judgment of the person or persons acting under the Proxies. The final results of the balloting at the 2016 Annual Meeting will appear in the Company’s Current Report on Form 8-K within four business days of the meeting.

This Proxy Statement and the Company’s 2015 Annual Report are available online at: http://www.astproxyportal.com/ast/07814/

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your Proxy or voting instructions by mail. Please see the instructions on the Proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

EXHIBIT A

AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN

ProPhase Labs, Inc., a Delaware corporation (the ’’Company’’), hereby amends and restates the Amended and Restated 2010 Equity Compensation Plan (the ’’Original Plan’’) and adopts this Amended and Restated 2010 Equity Compensation Plan.

WITNESSETH

WHEREAS, the Company’s Compensation Committee adopted the Original Plan and the Board of Directors (the ’’Board’’) ratified the Original Plan;

WHEREAS, the Original Plan was submitted to and ratified by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on May 5, 2010;

WHEREAS, the Original Plan was subsequently amended by the Board and ratified by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on May 6, 2013 to increase the number of shares that may be issued under the Original Plan to a total of 2,500,000 shares of Company Stock; and

WHEREAS, the Original Plan currently provides that the maximum aggregate number of shares of common stock of the Company (’’Company Stock’’) that may be issued or transferred under the Plan is 2,500,000 shares;

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Company Stock that may be issued under the Plan by 700,000 shares to a total of 3,200,000 shares of Company Stock; and

WHEREAS, pursuant to Section 11 of the Plan, the Company may amend the Plan.

NOW, THEREFORE, the Plan is hereby amended and restated as annexed in Exhibit 1.

IN WITNESS WHEREOF, ProPhase Labs, Inc. has caused this Amended and Restated 2010 Equity Compensation Plan to be duly executed as of the effective date written above.

PROPHASE LABS, INC.

By:
Name:	Robert V. Cuddihy, Jr.
Title:	Chief Financial Officer and Chief Operating Officer

EXHIBIT 1

THE PROPHASE LABS, INC.

AMENDED AND RESTATED
2010 EQUITY COMPENSATION PLAN

1) PURPOSE OF THE PLAN

The purpose of the Plan is to aid ProPhase Labs, Inc. (the “Company”) and its Affiliates in recruiting and retaining employees, consultants and advisors of outstanding ability and to motivate them to exert their best efforts on behalf of the Company and its stockholders by providing incentives through the granting of Awards. The Company expects that it and the Company’s stockholders will benefit from the added interest which such employees, consultants and advisors will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2) AMENDMENT AND RESTATEMENT; EFFECTIVE DATE

The ProPhase Labs, Inc. 2010 Equity Incentive Plan was approved by the Compensation Committee and ratified by the Board of Directors on March 18, 2010, and was submitted to and ratified by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on May 5, 2010. On March 20, 2013, the Board of Directors approved an amendment to the 2010 Equity Incentive Plan, which was submitted to and ratified by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on May 6, 2013, to increase the number of shares of our Common Stock reserved for issuance under the plan by 700,000 shares from 1,800,000 shares to 2,500,000 shares. An additional amendment to increase the number of shares by 700,000 was adopted by the Board on March 28, 2016. This Plan amends and restates the 2010 Equity Incentive Plan in its entirety to incorporate such amendment, and, upon approval by the Company’s stockholders, this Amended and Restated 2010 Equity Compensation Plan will become effective.

3) DEFINITIONS

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

a) Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by or under common control with the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

b) Award: An Option or Other Stock Based Award granted pursuant to the Plan.

c) Beneficial Owner: A “beneficial owner,” as such term is defined in Rule 13(d)(3) of the Exchange Act (or any successor rule thereto).

d) Board: The Board of Directors of the Company.

e) Change of Control:

The occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Permitted Holders;

(ii) any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise, provided that, in no event shall this subsection 2(e)(ii) result in a Change of Control if a Permitted Holder is the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company);

(iii) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

g) Committee: The Compensation Committee of the Board (or a subcommittee thereof as provided under Section 5), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

h) Company: ProPhase Labs, Inc., a Delaware corporation.

i) Director: A non-employee member of the Board.

j) Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

k) Effective Date: The date the stockholders approve the Plan, or such later date as is designated by the Board.

l) Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, advisor or other service provider, if the Participant is a consultant, advisor or other service provider to the Company or its Affiliates, and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

m) Exchange Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

n) Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which such Shares are listed or admitted to trading, (ii) if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such other market in which such prices for the Shares are regularly quoted) or (iii) if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith; provided, however that in determining the Fair Market value, the Committee shall not apply a discount for any minority interest. With respect to (i) and (ii) above, if no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System or other applicable market on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

o) ISO: An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

p) Option: A stock option granted pursuant to Section 7 of the Plan.

q) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

r) Participant: An employee, director, consultant, advisor or other service provider of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

s) Permitted Holder(s): “Permitted Holder” means, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (ii) any stockholder of the Company who, together with its affiliates, owns 50% or more of the total voting power of all classes of voting stock of the Company as of the Effective Date, or any affiliate(s) of such stockholder.

t) Person: A “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto)

u) Plan: The ProPhase Labs, Inc. Amended and Restated 2010 Equity Compensation Plan as set forth herein.

v) Prior Plan: Prior Plan shall mean The Quigley Corporation 1997 Stock Option Plan, as amended.

w) Securities Act: The Securities Act of 1933, as amended, or any successor thereto.

x) Shares: Shares of common stock of the Company.

y) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

4) SHARES SUBJECT TO THE PLAN

Subject to this Section 4 and Section 9 of the Plan, the total number of Shares which may be issued under the Plan is equal to 2,300,000 plus a maximum of 900,000 Shares available for issuance under the Prior Plan as of the effective date of the Prior Plan. As of the effective date of the Prior Plan, no new options or other awards shall be granted under the Prior Plan. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards under this Plan or the Prior Plan (up to 900,000 Shares) which terminate or lapse without the payment of consideration may be granted again under the Plan. All of the Options that are available for issuance under the Plan may be issued as Incentive Stock Options. The maximum number of Options that may be issued to one person under this Plan during any year shall not exceed 1.5 million.

5) ADMINISTRATION

The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or advisable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company, any of its Affiliates or any of their respective predecessors, or any entity acquired by the Company or with which the Company combines. The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee shall require payment of any minimum amount it may determine to be necessary to withhold for federal, state, local or other, taxes as a result of the exercise, vesting or grant of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such minimum withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable minimum withholding taxes.

6) LIMITATIONS

No Award may be granted under the Plan after the seventh anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7) TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Option agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted Options, as described in Section 5).

b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than seven years after the date it is granted. Each Option agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Option agreements, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

c) Exercise of Options. Except as otherwise provided in the Plan or in an Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company to the extent permitted by law, (i) in cash or its equivalent (e.g., by personal check) at the time the Option is exercised, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in Shares (as described in (ii) above), (iv) if there is a public market for the Shares at such time, and provided that a sale of Shares by the Participant is permitted at such time under the Company’s insider trading policy then in effect, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent the Committee shall approve in the Option agreement or otherwise, through “net settlement” in Shares. In the case of a “net settlement” of an Option, the Company will not require a cash payment of the Option Price of the Option set forth in the Option agreement, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Price set forth in the Option agreement. With respect to any remaining balance of the aggregate Option Price, the Company shall accept a cash payment. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options unless the applicable Option agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

e) Attestation. Wherever in this Plan or in any agreement evidencing an Option a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall, as appropriate, (i) treat the Option as exercised without further payment and/or (ii) withhold such number of Shares from the Shares acquired by the exercise of the Option.

8) OTHER STOCK BASED AWARDS

a) Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock Based Awards”). Such Other Stock Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock Based Awards; whether such Other Stock Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

b) Performance Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock Based Awards granted under this Section 8 may be based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (“Performance Based Awards”). The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, shall so certify. In connection with such certification, the Committee, or its delegate, may decide that the amount of the Performance Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula; provided that the Committee shall have the authority to waive any applicable performance goals. In the event the applicable performance goals are not waived by the Committee, payment of a Performance Based Award will occur only after certification and will be made as determined by the Committee in its sole discretion after the end of the applicable performance period.

9) ADJUSTMENTS UPON CERTAIN EVENTS

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders of Shares (other than regular cash dividends) or any similar event, the Committee without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 17), as to the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 4 of the Plan or pursuant to outstanding Awards; provided that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made.

b) Change of Control. In the event of a Change of Control (or similar corporate transaction, whether or not including any Permitted Holder) after the Effective Date, the Committee shall accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award. With respect to any Awards that are vested pursuant to the preceding sentence, the Committee may (A) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Awards, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Awards) over the aggregate exercise price of such Awards, (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (C) provide that for a period of at least 10 days prior to the Change of Control, such Awards shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change of Control, such Awards shall terminate and be of no further force or effect. For the avoidance of doubt, pursuant to (A) above, the Committee may cancel Awards for no consideration if the aggregate Fair Market Value of the Shares subject to such Awards is less than or equal to the aggregate Award Price of such Awards.

10) NO RIGHT TO EMPLOYMENT OR OPTIONS

The granting of an Option under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the Employment of a Participant and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Option and there is no obligation for uniformity of treatment of Participants, holders or beneficiaries of Options. The terms and conditions of Options and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11) SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of the Company and the Participants, including, without limitation, the estate of each such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or any other representative of the Participant’s creditors.

12) NONTRANSFERABILITY OF AWARDS

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13) AMENDMENTS OR TERMINATION

The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which (a) without the approval of the shareholders of the Company, would (except as is provided in Section 11 of the Plan) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would materially adversely impair any of the rights under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or any Participant). Except as set forth in Section 9 hereof, in no event may the Committee or any other entity reprice any Award or substitute an outstanding Award for a new Award with a lower exercise price.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and adopt such appropriate policies and procedures, including amendments and policies or procedures with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14) INTERNATIONAL PARTICIPANTS

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15) CHOICE OF LAW

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16) EFFECTIVENESS OF THE PLAN

The Plan shall be effective as of the Effective Date, subject to the approval of the Company’s shareholders.

17) SECTION 409A

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any payment or delivery of Shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of Shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any payment and/or delivery of Shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

ANNUAL MEETING OF STOCKHOLDERS OF

PROPHASE LABS, INC.

May 24, 2016

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at http://www.astproxyportal.com/ast/07814/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1,2,3 AND 4. PLEASE SIGN, DATE AND RETUN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: [X]

1. To elect nominees listed below to hold office until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES
- ○ Ted Karkus
- ○ Jason Barr
- ○ Mark Burnett
- ○ Louis Gleckel, MD
- ○ Mark Leventhal
- ○ James McCubbin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method ☐

Signature of Stockholder ________ Date: ________

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY BE PROPERLY COME BEFORE THE ANNUAL MEETING.

Signature of Stockholder ________ Date ________

:

Note: Please sign exactly as your name or names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign full partnership name by duly authorized person.